Exhibit N-1

                  Description of Intermediate Holding Companies

     The  structure  used to effect the  Merger is  illustrated  below.


                                   Emera Inc.

                                Merger Structure


                            -----------------------
                            |        Emera        |
                            |         Inc.        |
                            -----------------------
                                       ||       |
                                       ||       | 100% Common Stock
                                       ||       |
                                       ||       |      ----------
                         US $93 Common ||       |      |        |
                         Stock         ||       ------>|   ULC  |
                                       ||              |        |
                                       ||              ----------
                                       \/                  |
                                -----------------          |
                                |      US       |          |    Non-Voting
                                |    Holdcom    |          | Preferred Stock
                                -----------------          |      US$107
                         US$93 Common  ||                  |
                         Stock         ||                  |
                                       \/                  |
                                -----------------          |
                                |   Acq. Co #1  |<----------
                                |               |
                                -----------------
                                       ||
                                       || 100% Common Stock
                            -----------\/------------
                            |   -----------------   |
                            |   |   Acq. Co #2  |   |
                            |   |               |   |
                            |   -----------------   |
                            |          ||           |
                            |          || To merge  |
                            |          \/           |
                            |   -----------------   |
                            |   |     Bangor    |   |
                            |   |     Hydro     |   |
                            |   -----------------   |
                            -------------------------



     The Merger structure involves several entities that have the following functions.

1. US Holdco is a Delaware corporation and holding company. It provides flexibility for the repatriation of earnings from the U.S. to Canada. US Holdco allows Emera to manage the timing and amount of earnings that are repatriated and the form of repatriation, e.g., dividends, share redemptions, or other distributions.

2. Acq. Co. # 1 is a Delaware corporation and holding company. It is used to raise funds for the Merger, for example by the issuance of preferred stock. Acq. Co. # 1 provides additional flexibility to the corporate structure because it allows Emera to vary the proportion of debt and equity within the U.S. tax paying group that has US Holdco as its parent (the "US Holdco Group").

3. Acq. Co. #2 will be either a Delaware or Maine corporation that is used to effect the Merger. It is merely transitory in that it does not survive the Merger. Under the Merger Agreement the common stock of Acq. Co. #2 will be converted into common stock of BHE and the currently outstanding common stock of BHE, other than dissenting shares, is converted into the right to receive the cash Merger consideration.

4. ULC is a Nova Scotia unlimited liability company. It provides flexibility for Canadian purposes with respect to distributions made by the US Holdco Group. ULC is disregarded for U.S. federal tax purposes.

     Funds would flow down the chain of companies as indicated in the diagram. Funds would flow back up the chain in the form of dividends, share repurchase proceeds and the repayment of debt. There would be no non-Emera Group investors in the intermediate holding companies and Acq. Co. # 1 would not borrow or receive any extension of credit from BHE.